UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 18, 2005


                             WORLD HEART CORPORATION
             (Exact name of registrant as specified in its charter)

     Ontario                    000-28882                   N/A
 (State or other               (Commission             (IRS Employer
 jurisdiction of               File Number)          Identification No.)
 incorporation)

                                7799 Pardee Lane
                            Oakland, California 94621
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (510) 563-5000


                                       N/A
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     /_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     /_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     /_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     /_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On July 19, 2005, World Heart Corporation (the "Company") issued a press release announcing that at its annual and special meeting of shareholders, held on July 18, 2005, the Company's shareholders approved the issuance of common shares by the Company to MedQuest Products, Inc. ("MedQuest") in connection with the acquisition by the Company of the business of MedQuest, and the private placement of common shares of the Company to Maverick Venture Management, LLC. In addition, the shareholders approved the reduction of the exercise price of the warrants issued by the Company in September 2004 from $1.55 per share to $1.00 per share for a period of 14 days following the approval of the resolution.

A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.     Financial Statements, Pro Forma Financial Information and
               Exhibits.

       (c)     Exhibits.

       The following exhibit is being filed herewith:


Exhibit No.    Exhibit
-----------    --------
99.1           Press Release, dated July 19, 2005, announcing the Approvals for the MedQuest Acquisition and Maverick Private Placement at World
               Heart Corporation's Annual and Special Shareholders Meeting.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 19, 2005

                             WORLD HEART CORPORATION



                             By: /s/ Richard Juelis
                                 ----------------------------------------------
                                 Name:  Richard Juelis
                                 Title: Vice President, Finance and
                                        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Exhibit
----------     ---------

99.1 Press Release, dated July 19, 2005, announcing the Approvals for the MedQuest Acquisition and Maverick Private Placement at World Heart Corporation's Annual and Special Shareholders Meeting.